As filed with the U.S. Securities and Exchange Commission on December 15, 2025

Registration No. 333-291748

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.1

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Kaixin Holdings

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Complex Building Room 211, 18 Dong Quan Avenue,

Luoyang Town, Taishun County,

Wenzhou, Zhejiang Province

People’s Republic of China

(Address and telephone number of Registrant’s principal executive offices)

Registrants Global LLC

715 Todville Road, Unit A

Seabrook, Texas 77586

+1 (281) 316-5869

(Name, address, and telephone number of agent for service)

With a copy to:

Yu Wang
Han Kun Law Offices LLP
Rooms 4301-10, 43/F., Gloucester Tower

The Landmark

15 Queen's Road Central, Hong Kong
+852 6386 1503

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to the provisions of Rule 429 under the Securities Act, the prospectus contained in this registration statement also relates to the Company’s registration statements on Form F-3 (File No. 333-272954). Upon effectiveness, this registration statement will also act as a post-effective amendment to such earlier registration statements.

EXPLANATORY NOTE

Kaixin Holdings is filing this Amendment No. 1 (this “Amendment No.1”) to its registration statement on Form F-3 (File No. 333-291748) originally filed on November 24, 2025, or the Registration Statement, as an exhibit-only filing solely to file the form of indenture as Exhibit 4.10. Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the filed Exhibit 4.10. The prospectus contained in Part I of the Registration Statement is unchanged and has been omitted from this Amendment No.1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our seventh amended and restated memorandum and articles of association provides that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s own dishonesty, willful default, or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities, or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses, or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, we have entered into an indemnification agreement with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Item 9. Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description of Document

1.1*	Form of Placement Agency Agreement

4.1 †	Registrant’s Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to our registration statement on Form S-1 (File No. 333-220510), as amended, initially filed with the SEC on October 18, 2017)

4.2†	Securities Purchase Agreement, dated August 6, 2025, between Kaixin Holdings and Discover Flux Ltd (incorporated by reference to Exhibit 99.3 to our current report on Form 6-K (File No. 001-38261) filed with the SEC on September 12, 2025)

4.3†	Securities Purchase Agreement, dated February 22, 2024, between Kaixin Auto Holdings and Shangyue Limited (incorporated by reference to Exhibit 99.1 to our current report on Form 6-K (File No. 001-38261) filed with the SEC on February 29, 2024)

4.4†	Securities Purchase Agreement, dated May 15, 2024, between Kaixin Holdings and AutoA2A, Ltd (incorporated by reference to Exhibit 4.54 to our current report on Form 20-F (File No. 001-38261) filed with the SEC on March 31, 2025)

4.5†	Kaixin Holdings Ordinary Shares Purchase Warrant Agreement, dated May 15, 2024, between Kaixin Holdings and AutoA2A, Ltd (incorporated by reference to Exhibit 4.56 to our current report on Form 20-F (File No. 001-38261) filed with the SEC on March 31, 2025)

4.6*	Form of Preferred Shares

4.7*	Form of Debt Security

4.8*	Form of Warrant Agreement and Warrant Certificate

4.9*	Form of Unit Agreement and Unit Certificate

4.10**	Form of Indenture

5.1†	Opinion of Maples and Calder (Hong Kong) LLP

23.1†	Consent of Onestop Assurance PAC

23.3†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1†	Power of Attorney (included on signature page)

107†	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Filed herewith.

†	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on December 15, 2025.

Kaixin Holdings

By:	/s/ Yi Yang
Name: Yi Yang
Title: Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on December 15, 2025 in the capacities indicated.

Name	Title

/s/ Mingjun Lin	Chief Executive Officer and Director
Mingjun Lin	(Principal Executive Officer)

/s/ Yi Yang	Chief Financial Officer and Director
Yi Yang	(Principal Financial Officer)

/s/ Xiaolei Gu
Xiaolei Gu	Director

/s/ Deqiang Chen
Deqiang Chen	Independent Director

/s/ Xiaoning Wu
Xiaoning Wu	Independent Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Kaixin Auto Holdings, has signed this registration statement thereto in New York, NY on December 15, 2025.

Registrants Global LLC
Authorized U.S. Representative

By:	/s/ Anne Jackson
Name:	Anne Jackson
Title:	Vice President on behalf of Registrants Global LLC